Exhibit 23.2

August 10, 2006	NANCY M. PENNER DIRECT DIAL: (403) 294-7011 EMAIL: npenner@parlee.com OUR FILE #: 22-567

Dear Sirs/Mesdames:

Re:                             Canadian Natural Resources Limited (“CNRL”)

We refer to the Prospectus Supplement dated August 10, 2006 filed as Amendment No. 1 to the Registration Statement on Form F-9 of CNRL dated June 3, 2005 (collectively the “Registration Statement”).

We hereby consent to the use of our firm name in the Registration Statement and to the reference to our opinion under “Certain Income Tax Information” and reference to our firm name under the heading “Legal Matters” in the Registration Statement.

We confirm that we have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Registration Statement that is derived from our opinion referred to above or that is within our knowledge as a result of the services we performed in connection with such opinion.

Yours truly,

(Signed)

“PARLEE McLAWS LLP”

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